EXHIBIT 99.1

Synthesis Energy Systems, Inc. Reports Fiscal 2016 First Quarter Financial Results and Provides Business Update

HOUSTON, Nov. 12, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company whose advanced SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas, LNG and crude oil based energy, today reported financial and operating results for its fiscal 2016 first quarter, ended September 30, 2015.

"The key driver of the first quarter of our 2016 fiscal year was identifying potential additional projects in the emerging natural gas replacement market in China, and supporting our Tianwo-SES JV which is reporting 50 million Yuan (approximately $8.0 million) in revenues as of June 30, 2015 related to equipment sales. The Tianwo-SES JV is supporting the startup and acceptance of the new Zibo City project and its two other licensed projects now in commissioning and under construction for the Aluminum Corporation of China. Also in the quarter, we extended the exclusivity period and commenced the Feasibility Study Report phase for our Dengfeng Power 160MW iGas cleaner coal power project, and expanded our relationship with Midrex Technologies into a global strategic alliance in order to advance the integrated design and strengthen the combined Midrex MXCOL® DRI and SES Gasification Technology commercial offering required for winning orders," said Robert W. Rigdon, SES President and CEO. "We have been carefully managing our ZZ JV which continued to be affected by weaker than normal methanol prices. We are moving forward with our ZZ joint venture partner, Rui Feng/Saikong, working to obtain the government approvals to strategically repurpose and expand the ZZ facility to produce acetic and propionic acid."

"Looking ahead, the initial Aluminum Corporation of China facility in Zibo City, which has been operating in single- and dual-train mode for the majority of the past quarter, is expected to be handed over to CHALCO by the project EPC firm, ICCDI, once it has completed its final acceptance. The ICCDI project team reports that Shanxi has entered its commissioning phase, and construction on the third and largest project, in Henan Province, is targeted by ICCDI to enter commission early next year," continued Mr. Rigdon. "We continue to focus our efforts on securing the next order related to the natural gas replacement market. To help speed this up we recently brought back former SES manager, Khee Yoong Lee, to push our commercial efforts and grow SES's natural gas replacement and cleaner coal power generation businesses in China. We believe using our lower-cost, clean syngas to replace expensive, imported natural gas represents a near-term significant growth market segment in China that enables Growth With Blue Skies.

"Additionally to accelerate global growth opportunities, we continue to engage in active dialogs with global energy companies who are interested in partnering our SES Technologies company. Finally, earlier today, we were very pleased to announce our global business and market development alliance with the China Coal Research Institute. This agreement unites SES Gasification Technology with the backbone force in China's coal industry, CCRI's parent, China Coal Technology & Engineering Group Corporation. After significant due diligence of our technology by CCRI and CCTEG, we achieved this endorsement as the exclusive gasification technology to be promoted globally by CCRI and positioned to benefit China's One Belt, One Road 'Going Out' Strategy in the new Silk Road emerging economies. Together we have identified initial projects in Mongolia, Eastern Europe and Indonesia as the first target projects along the Silk Road, and an additional project in South America," concluded Mr. Rigdon.

Recent Corporate Highlights

China Joint Venture: SES's China Joint Venture with Suzhou Thvow Technology Co., Ltd. (STT): Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES):

  Aluminum Corporation of China (CHALCO), China's largest alumina and primary aluminum producer: Three industrial syngas gasification plants for existing aluminum facilities. Total order value for these projects to Tianwo-SES is expected to be approximately 140.3 million Yuan (approximately $22 million), The THVOW unaudited financial statements for the six months ended June 30, 2015 reported 50 million Yuan (approximately $8.0 million) in revenues for our Tianwo-SES. Staged-progression construction is underway, with milestone progress:
    Zibo City Project, Shandong Province – 2 SGT gasification systems: start-up and acceptance testing phase. Operating at full capacity during its testing phase; syngas manufacturing first underway in late July; routinely supplying the Shandong CHALCO branch with syngas since August. The first of Zibo City's two gasification systems successfully completed 72 hours of continuous full-load testing in September; the first installed SGT gasification system produced 110% of the required design syngas capacity, reaching 43,000 normal cubic meters (NCM) per hour of clean syngas. The energy content of the syngas also exceeded the design requirements by 10%. Once all testing work has been completed and accepted, the project will be turned over to CHALCO.
    Xing County, Shanxi Province – 1 SGT gasification system: commissioning phase. Members of SES's Zao Zhuang New Gas Company Joint Venture (ZZ) are onsite to support the commissioning and startup, with initial syngas production from the facility's single SGT gasification system expected to commence later this month.
    Henan Province – 4 SGT gasification systems: construction on the third and largest CHALCO project is well underway, with commissioning phase targeted for early 2016.

Global Initiatives:

  China Coal Research Institute Alliance: In November, SES and China Coal Research Institute (CCRI), a subsidiary of China Coal Technology & Engineering Group Corporation (CCTEG), considered the backbone of China's coal industry, forged a global business and market development alliance. The agreement, which followed extensive due diligence and discussions between the three parties, is intended to deliver global clean energy technology projects that dovetail with the Chinese government's One Belt, One Road "Going Out" strategy and exclusively use the SES Gasification Technology for these projects. CCRI is the group designated to provide technical expertise for CCTEG to evaluate and prepare global project opportunities for coal gasification and related technologies. CCRI and SES have aligned the goals and competitive capabilities of each company to focus on clean energy and chemicals projects exclusively based on SGT.
  iGAS Distributed Power Business: In September, SES and Dengfeng Power Group (DFPG), a state-owned enterprise ranked in China's Fortune 500 with businesses including coal production, aluminum manufacturing and power generation, extended their exclusivity period through December 2017 in order to advance the 160MW iGAS syngas-to-power project into the Feasibility Study Report (FSR) phase. The FSR is required for the initial design work of the plant, which is expected to utilize two state-of-the-art SES XL3000 gasification systems and four GE model LM2500+G4 advanced aero-derivative gas turbines in combined cycle mode. The FSR is funded by DFPG, and is necessary to achieve final government approvals and move into construction. The initial project is intended to serve as a model for approximately 600MW of additional iGAS clean power projects in Dengfeng City and elsewhere in Henan Province, as well as in other regions of China. DFPG is intended to serve as the primary owner and operator of the initial iGAS project.
  Direct Reduced Iron (DRI) Steel Business: In July, SES and Midrex Technologies, a subsidiary of Kobe Steel, signed a Project Alliance Agreement, expanding the two companies' global strategic alliance for optimizing Midrex's MXCOL® DRI facilities with SES Gasification Technology. As part of the new project alliance, Midrex assumed the lead position in marketing, sales, proposal development, and project execution on the fully integrated cleaner coal gasification DRI projects. SES will provide the SGT for each project including engineering, key equipment, and technical services. The agreement included the finalization of an engineering package for the optimized cleaner coal gasification DRI solution.

Plant Operations:

  Synthesis Energy Systems (Zao Zhuang) New Gas Company Joint Venture (ZZ) – SES continues to work with new ZZ JV partner, Rui Feng Enterprises Limited and its affiliate, Shandong Saikong Automation Equipment Co. Ltd, to advance the acetic acid repurposing project at ZZ. In late October, Xuecheng Energy permanently shut down one of the two coke oven units at the site, both of which are required by the ZZ JV to operate the existing methanol unit with coke oven gas (COG), a by-product of the coke oven operation. As such, the ZZ facility is now taking steps to permanently cease producing methanol while focusing on achieving the government permits for the new acetic acid repurposing project.
  Yima Joint Venture Methanol Plant (Yima) – The Yima Joint Ventures, located in Henan Province, operated most of the quarter and chose in late September to pause the methanol operation and place its main focus on securing a new, more favorably priced coal supply agreement for the plant. The JV management intends to complete any remaining optimizations and ramp up to 100% production once methanol prices justify start up. The plant is ready to receive its operating phase business license and is working to resolve local environmental bureau questions regarding its methanol protein and methanol construction license, in order to officially enter into its long-term operating phase producing 300,000 tons per year of chemical grade methanol. SES's focus is on pushing the Yima joint venture to secure the operating business license, achieve a workable coal supply contract and position the methanol operations for long-term profitability, which the company believes is achievable based on the most recent 80+% operational data provided by the Yima JV.

Corporate News:

  In September, SES expanded its senior management team with the appointment of Khee Yoong Lee, an accomplished leader and former SES manager with more than ten years' experience in project development related to the power, energy and chemicals industries. Serving as Director of Commercial Development for China, Mr. Lee is responsible for helping grow SES's business in China, with specific emphasis on cleaner coal power generation and the natural gas replacement market.
  In September, the ZZ JV extended its 20 million yuan (U.S. $3.1 million) working capital loan at ZZ for an 11-month term.

Fiscal First Quarter 2016 Financial Results (Unaudited)

The Company reported $3.4 million of revenue for the three months ended September 30, 2015, versus $4.2 million of revenue for the three months ended September 30, 2014.

The ZZ Joint Venture sold 11,120 tonnes of methanol and generated approximately $3.1 million of revenue during the three months ended September 30, 2015, compared with 12,849 tonnes of methanol sold and generated approximately $4.2 million of revenue during the three months ended September 30, 2014. The decrease in revenue was primarily due to lower methanol production for the three months ended September 30, 2015 as compared to the three months ended September 30, 2014.

Technology licensing and related services revenue was $0.2 million for the three months ended September 30, 2015, which resulted from engineering feasibility studies and coal testing services for two customers. There was no technology licensing and related services revenue for the three months ended September 30, 2014.

Related party consulting revenue was $77,000 for the three months ended September 30, 2015, which resulted from technical consulting and engineering services provided to our Tianwo-SES Joint Venture. There was no related party consulting revenue for the three months ended September 30, 2014.

The net loss attributable to stockholders for the first quarter of fiscal 2016 was $4.6 million, or $0.05 per share, versus a loss of $4.5 million, or $0.06 per share, for the prior year's first quarter.

As of September 30, 2015, the Company had cash and cash equivalents of $21.5 million and working capital of $9.1 million.

Conference Call Information

SES's President and CEO, Robert W. Rigdon, and CFO and Corporate Secretary, Roger L. Ondreko, will hold a conference call to review the Company's financial results and provide an update on corporate developments beginning at 4:15 p.m. EST on November 12.

To access the live webcast on November 12, please log on to www.synthesisenergy.com. Alternatively, interested parties may participate in the SES telephone conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int'l). Callers should request the "Synthesis Energy Systems, Inc. call." Interested parties can pre-register for the call at: http://dpregister.com/10075640.

An archived version of the SES conference call webcast will be available on the company's website through December 12, 2015. A telephone replay of the call will be available beginning approximately one hour after its completion and will be available through December 12, 2015. Interested parties can access the telephonic replay by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int'l). The PIN access code for both the live call and replay is: 10075640.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the completion of the expansion and repurposing of our ZZ Joint Venture plant to produce acetic acid and propionic acid; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2015	2014

Revenue:
Product sales and other — related parties	$ 3,075	$ 4,214
Technology licensing and related services	247	—
Related party consulting	77	—
Total revenue	3,399	4,214

Costs and Expenses:
Costs of sales and plant operating expenses	4,038	5,781
General and administrative expenses	2,482	2,069
Stock-based compensation expense	1,131	285
Depreciation and amortization	225	573

Total costs and expenses	7,876	8,708

Operating loss	(4,477)	(4,494)

Non-operating (income) expense:
Foreign currency losses, net	246	9
Interest income	(21)	(10)
Interest expense	74	64

Net loss	(4,776)	(4,557)

Less: net loss attributable to noncontrolling interests	194	41

Net loss attributable to stockholders	$ (4,582)	$ (4,516)

Net loss per share:
Basic and diluted	$ (0.05)	$ (0.06)

Weighted average common shares outstanding:
Basic and diluted	86,346	73,197

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except per share amount)

	September 30, 2015	June 30, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$ 21,472	$ 22,217
Certificate of deposit- restricted	1,572	1,635
Accounts receivable, net	123	—
Accounts receivable-related party, net	2	705
Prepaid expenses and other currents assets	751	489
Inventory	1,486	587
Total current assets	25,406	25,633

Property, plant and equipment, net	9,029	10,342
Intangible asset, net	953	939
Investment in joint ventures	34,815	34,815
Other long-term assets	1,931	2,022

Total assets	$ 72,134	$ 73,751

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and accounts payable	$ 4,636	$ 4,348
Accrued expenses and accounts payable- related party	5,423	4,088
Line of credit	3,144	3,271
Short-term bank loan	3,144	3,271

Total current liabilities	16,347	14,978

Commitment and contingencies

Equity:

Preferred stock, $0.01 par value- 20,000 shares authorized – no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000 shares authorized: 86,848 and 85,476 shares issued and outstanding, respectively	868	855
Additional paid-in capital	259,040	256,643
Accumulated deficit	(208,448)	(203,866)
Accumulated other comprehensive income	5,576	6,179
Total stockholders' equity	57,036	59,811
Noncontrolling interests in subsidiaries	(1,249)	(1,038)

Total stockholder's equity	55,787	58,773

Total liabilities and stockholder's equity	$ 72,134	$ 73,751